                                                                   EXHIBIT 10(j)

                           INDEMNIFICATION AGREEMENT

     This Agreement is entered into as of ______________, 19____ ("Agreement"), by PURITAN-BENNETT CORPORATION, a Delaware corporation ("Company"), and ("Indemnitee").

     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the provisions of the By-laws requiring indemnification of the Indemnitee under certain circumstances, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-laws or any change in the composition the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and of Indemnitee agreeing to serve or continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     1.01  "Board" means the Board of Directors of the Company.

     1.02 "Corporate Status" means the position of a person as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Company and shall include without limitation any position which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries.

     1.03 "Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

     1.04  "Effective Date" means ________________, 19___.

     1.05 "Expenses" means all reasonable attorneys' fees, retainers, court costs, printing and binding costs, telephone charges, postage, delivery service fees, and other disbursements or expenses customarily incurred in connection with defending, preparing to defend, investigating, or being or preparing to be a witness in a Proceeding.

     1.06 "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent either (i) the Company or Indemnitee in any matter material to either party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. The term "Independent Counsel" shall not include any person who, under the applicable standard of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

     1.07 "Proceeding" means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one
(a) initiated by Indemnitee, unless the Board of Directors consents, or (b) pending on or before the Effective Date.

                                   ARTICLE II

                 SERVICES BY INDEMNITEE, NOTICE OF PROCEEDINGS

     2.01 Services. Indemnitee agrees to serve as a director of the Company. Nothing contained in this Agreement shall entitle or obligate Indemnitee to continue in Indemnitee's present position with the Company or any future position with the Company to which Indemnitee may be appointed or elected.

     2.02 Notice of Proceeding. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of Expenses covered hereunder.

                                  ARTICLE III

                                INDEMNIFICATION

     3.01 In General. The Company shall indemnify and advance Expenses to Indemnitee (a) as provided in this Agreement and (b) to the fullest extent permitted by applicable law if the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     3.02 Proceeding Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this
Section 3.02 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be, made a party to any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Under this Section 3.02, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe this conduct was unlawful.

     3.03 Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3.03 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be, made a party to any threatened, pending or completed Proceeding, brought by or in the right of the Company to procure a judgment in its favor. Subject to the next two sentences, Indemnitee shall be indemnified against Expenses, judgments, penalties, and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Company. No indemnification of Expenses shall be made in respect to any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, determines such indemnification is proper. No indemnification of judgments, penalties and amounts paid in settlement shall be made in respect of any claim, issue or matter in such Proceeding unless the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, determines such indemnification is proper.

     3.04 Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful on the merits or otherwise in any Proceeding or any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful on the merits or otherwise as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3.04, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

     3.05 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

                                   ARTICLE IV

                                   EXCLUSIONS

     The Company shall not be liable to make any payment hereunder (whether in the nature of indemnification, advancement of Expenses or contribution)

     (a) if it shall be finally adjudicated that such payment is prohibited by law; or

     (b) on account of any claim brought under Section 16(c) of the Securities Exchange Act of 1934 in which judgment is rendered against the Indemnitee for an accounting for profits made from the purchase or sale by Indemnitee of the securities of the Company; or

     (c) for Expenses in any claim brought by Indemnitee against the Company unless

          (1) the claim is brought as a claim for indemnity under Section 8.05 hereof or otherwise,

          (2) the Indemnitee is successful in whole or in part in the claim for which Expenses are claimed or (3) the indemnification for Expenses is included in a settlement of the claim or is awarded by a court; or

     (d) to the extent payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy provided by the Company, by or out of a fund created by the Company and under the control of a trustee or otherwise or from other sources provided by the Company.

                                   ARTICLE V

                            ADVANCEMENT OF EXPENSES

     The Company shall advance all reasonable Expenses which, by reason of Indemnitee's Corporate Status, were incurred by or on Indemnitee's behalf in connection with any threatened, pending or completed Proceeding within 20 days after receipt by the Company of (a) a statement or statements from Indemnitee requesting such advance or advances, whether before or after final disposition of such Proceeding and (b) an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. All statements shall reasonably evidence the Expenses incurred by Indemnitee. Any advance and any undertaking to repay advances under this Article shall be unsecured and interest free.

                                   ARTICLE VI

                          PROCEDURES FOR DETERMINATION
                       OF ENTITLEMENT TO INDEMNIFICATION

     6.01 Initial Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

     6.02 Method of Determination. A determination (if required by applicable law) with respect to Indemnitee's entitlement to indemnification shall be made in the specific case (a) by the Board by a majority vote of a quorum consisting of Disinterested Directors, (b) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, if such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (c) by the stockholders of the Company.

     6.03 Selection, Payment and Discharge of Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel under Section 6.02 of this Agreement, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to the Agreement. Independent Counsel shall be discharged and relieved of any further responsibility in such capacity, subject to the applicable standards of professional conduct then prevailing.

     6.04 Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. All reasonable costs or expenses, including attorneys' fees and disbursements, incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company, irrespective of the determination as to Indemnitee's entitlement to indemnification.

     6.05 Payment. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

                                  ARTICLE VII

                 PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

     7.01 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     7.02 Effect of Other Proceedings. The termination of any Proceeding, or of any claim, issue or matter herein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as provided in Section 3.03 of this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had reasonable cause to believe that the conduct was unlawful.

                                  ARTICLE VIII

                             REMEDIES OF INDEMNITEE

     8.01 Application. This Article shall apply in the event of a Dispute. For purposes of this Article, "Dispute" shall mean any of the following events:

     (a) a determination under Article VI that Indemnitee is not entitled to indemnification;

     (b)  failure to make timely advancement of Expenses under Article V;

     (c) failure to make the determination as to entitlement to indemnification under Section 6.02 by the later of (i) 90 days after receipt by the Company of the request for indemnification and (ii) 90 days after the final disposition of a Proceeding.

     (d) failure to make payment of indemnification under Sections 3.04 or 3.05 within 10 days after receipt by the Company of a written request therefor, accompanied by appropriate supporting documentation; or

     (e) failure to make payment of indemnification within 10 days after a determination has been made that Indemnitee is entitled to indemnification.

     8.02 Adjudication. In the event of a Dispute, Indemnitee shall been entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator under the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence any action under this agreement seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action under this Section 8.02.

     8.03 De Novo Review. If a determination is made under Article VI that Indemnitee is not entitled to indemnification, any adjudication or arbitration commenced under this Article shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any such adjudication or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification.

     8.04 Company Bound. If a determination is made under Article VI that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any adjudication or arbitration absent (a) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification or the furnishing of information under Section 6.04, or (b) a prohibition of such indemnification under applicable law.

     8.05 Expenses of Adjudication. If, in accordance with this Article, Indemnitee seeks an adjudication or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company any and all expenses (of the types described in the definition of Expenses in Section 1.05) actually and reasonably incurred by Indemnitee in such adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the Indemnitee shall be entitled to recover expenses from the Company on a pro rata basis.

                                   ARTICLE IX

                       NOTIFICATION AND DEFENSE OF CLAIM

     Promptly after receipt by Indemnitee of notice of the commencement of any action, or suit or proceeding, Indemnitee will, if a Claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

     (a) the Company will be entitled to participate therein at its own expense; and

     (b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action or
          (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in
          (ii) above.

     (c) the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

                                   ARTICLE X

                          NON-EXCLUSIVITY, SUBROGATION

     10.01 Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation or By-laws of any corporation, and other agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in

Indemnitee's Corporate Status before such amendment, alteration, rescission or replacement.

     10.02 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

     10.03 No Duplicative Payment. The Company shall not be liable under this Agreement to make payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.01 Employee Benefit Plans. References to "fines" in this Agreement shall include without limitation any excise taxes assessed on Indemnitee with respect to any employee benefit plan. An Indemnitee who acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" under this Agreement.

     11.02 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors and administrators.

     11.03 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

     (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

     (b) to the fullest extent possible, the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the entire Agreement.

     11.04 No Adequate Remedy. The parties acknowledge that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, the party against whom such action or proceeding is brought hereby waives the claim or defense that the party bringing such action has an adequate remedy at law, and the party against whom the action is brought shall not urge in any such action or proceeding the claim or defense that the other party has an adequate remedy at law.

     11.05 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall constitute one Agreement.

     11.06 Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation or construction.

     11.07 Waiver. A party shall not be deemed to have waived a right or remedy provided in or relating to this Agreement unless the waiver is in writing and duly executed by the party.

     11.08 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

     If to Indemnitee to:  _____________________________
                           _____________________________
                           _____________________________
                           _____________________________


     If to Company:        Puritan-Bennett Corporation
                           9401 Indian Creek Parkway
                           Building 40
                           P.O. Box 25905
                           Overland Park, Kansas 66225-5905
                           Attn: Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Company,or to the Company by Indemnitee, as the case may be.

     11.09 Governing Law. The law of Delaware shall govern the validity, interpretation, construction and effect of this Agreement.

     11.10 Entire Agreement. This Agreement, as to its subject matter, exclusively and completely states the rights and duties of all parties, sets forth their entire understanding and merges all prior and contemporaneous representations, promises, proposals, discussions and understanding by or between the parties. It may be amended only by another written agreement duly executed by the parties.

     Each of the parties has therefore caused this Agreement to be executed on its (or his or her) behalf.

                              PURITAN-BENNETT CORPORATION


                              By _______________________________
                              Title ____________________________
Attest:


By _________________________


                              INDEMNITEE


                              ----------------------------------